UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 27, 2020

THE ODP CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10948	85-1457062
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 North Military Trail, Boca Raton, FL		33496
(Address of Principal Executive Offices)		(Zip Code)

(561) 438-4800

(Registrant’s Telephone Number, Including Area Code)

Former Name or Former Address, If Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	ODP	The NASDAQ Stock Market (NASDAQ Global Select Market)
Preferred Shares Purchase Rights	N/A	The NASDAQ Stock Market (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2020, the Board of Directors (the “Board”) of The ODP Corporation (the “Company”), upon the recommendation of the Corporate Governance and Nominating Committee of the Company, increased the size of the Board from eight to nine members and appointed Wendy Schoppert as an independent director of the Company, effective as of July 27, 2020 (the “Effective Date”), to fill the newly created vacancy. Ms. Schoppert will serve until the Company’s next annual meeting of shareholders, when she will be subject to re-election to the Board by a vote of the Company’s shareholders, or until her earlier resignation or removal. Ms. Schoppert qualifies as an “audit committee financial expert” and has been appointed as a member of the Audit Committee of the Board.

In connection with her appointment as a director, Ms. Schoppert is entitled to receive the pro rata portion of the standard compensation for service on the Board by the Company’s non-management directors for the period from the Effective Date through the date of the next annual meeting of shareholders. The standard compensation currently consists of an annual cash retainer, paid in quarterly installments, in the amount of $75,000 per year, and an annual equity award of common stock granted in a lump sum following the release of election results from the next annual meeting (unless deferred in the form of restricted stock units to be distributed in shares following termination of service on the Board) with a grant date fair value of approximately $135,000. The pro rata portion of the aforementioned cash compensation to which Ms. Schoppert is entitled in connection with her appointment to the Board will be paid on the date of the next scheduled quarterly payment. The pro rata portion of the aforementioned equity award compensation to which Ms. Schoppert is entitled to will be granted immediately following the Effective Date of her appointment to the Board. All non-management directors are also reimbursed for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

The Company expects Ms. Schoppert to enter into a standard director and officer indemnification agreement that it has with its directors and officers. A copy of the Company’s form of director and officer indemnification agreement was filed as Exhibit 10.63 to the Company’s Form 10-K filed on February 28, 2018.

There are no arrangements or understandings between Ms. Schoppert and any other persons pursuant to which Ms. Schoppert was selected as a director. There are no transactions, arrangements or relationships between the Company or its subsidiaries, on the one hand, and Ms. Schoppert, on the other hand, which would require disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of the Company’s press release publicly announcing the appointment of Ms. Schoppert is filed as Exhibit 99.1 attached hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 99.1	Press release of The ODP Corporation, dated July 27, 2020.

Exhibit 104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ODP CORPORATION

Date: July 27, 2020	/s/ N. DAVID BLEISCH
	Name:	N. David Bleisch
	Title:	EVP, Chief Legal & Administrative Officer

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